FOR IMMEDIATE RELEASE	NEWS
November 8, 2018	NYSE: NGS
Exhibit 99.1

Natural Gas Services Group, Inc.
Reports Third Quarter 2018 Financial and Operating Results

MIDLAND, Texas November 8, 2018 - Natural Gas Services Group, Inc. (“NGS” or the “Company”) (NYSE:NGS), a leading provider of gas compression equipment and services to the energy industry, today announced financial results for the three and nine months ended September 30, 2018.

For the quarter ended September 30, 2018, NGS reported rental revenue of $12.0 million compared to $11.3 million for the quarter ended September 30, 2017. Sequentially, rental revenue on a quarterly basis rose 5% to $12.0 million from $11.4 million.

The Company reported net income of $236,000 for the third quarter compared to $522,000 in the same quarter in 2017 and $247,000 in the second quarter 2018. Earnings per diluted share for the quarter ended September 30, 2018 was 2 cents.

Highlights of the quarter include:

Revenue: Total revenue for the three months ended September 30, 2018 was $16.4 million, an increase from $15.9 million for the three months ended September 30, 2017. This increase was due to a greater number of units being rented, as well as, increased rental rates as a result of our move into higher horsepower rentals. Total revenue, sequentially, decreased between quarters by $1.8 million to $16.4 million from $18.2 million, due to fluctuation in unit and flare sales between quarters.

Operating Income: For the three months ended September 30, 2018, we had an operating loss of $44,000, compared to an operating income of $593,000 for the same period in the prior year. Sequentially, operating income decreased from $226,000. The decrease in both comparative periods were due to routine sales variability and higher depreciation expense.

Adjusted Gross Margins: Total adjusted gross margin for the three months ended September 30, 2018 dropped to $7.8 million from $8.3 million for the same period ended September 30, 2017, and as a percentage of revenue margins decreased to 48% compared to 52% for the same periods, respectively. This decrease is due to a drop in our rental margins due to make-ready and lubricant expenses and variable sales revenues. Sequentially, adjusted gross margin dropped slightly to $7.8 million for the three months ending September 30, 2018 compared to $8.0 million in the three months ended in June 30, 2018. Adjusted gross margin percentages increased to 48% from 44% the previous quarter, driven by slightly better margins on rentals. Please see discussion of Non-GAAP Financial Measures - Adjusted Gross Margin at the conclusion of this release.

Net Income: Net income for the three months ended September 30, 2018 decreased to $236,000 compared to net income of $522,000 for the same period in 2017. Sequentially, net income decreased from $247,000.

Earnings Per Share: Comparing the third quarter of 2018 versus 2017, earnings per diluted share decreased to 2 cents from 4 cents. Sequentially, diluted earnings per share remained flat at 2 cents.

Adjusted EBITDA: Adjusted EBITDA dropped to $5.7 million from $5.9 million, and fell from a percentage of revenue to 35% from 37%, for the three months ended September 30, 2018 and September 30, 2017, respectively. Adjusted EBITDA decreased approximately $77,000 in the sequential quarters and increased relative to revenue to 35% from 32%. Please see discussion of Non-GAAP Financial Measures - Adjusted EBITDA at the conclusion of this release.

Commenting on Third Quarter 2018 results, Stephen C. Taylor, President and CEO, said:
“The continued growth in rental revenue and rental backlog across horsepower classes provided for stable third quarter results and sets the stage for steady growth as we conclude 2018 and enter the new year. The sequential decline in revenue was the result of lower flare activity, relatively higher compressor sales in the second quarter and our decision to delay fabrication on compressors for sale in favor of large horsepower rentals. While that decision impacted third quarter revenues, it provides longer-term benefits for our rental business while also bolstering our sales backlog.”

“Our sales backlog remains strong, ending the third quarter at approximately $13 million. Our rental backlog in all horsepower classes continues to run at a high level, our operating cash flow remains solid and our cash balance provides sufficient liquidity for continued fleet expansion into the high horsepower segment.”

“While many oilfield companies have been cautious regarding short-term activity, we remain constructive on opportunities in the final quarter of 2018 and into 2019. We continue to see increased demand for our compression equipment including a recent, substantial order of high-horsepower rental equipment.”

Selected data: The tables below show revenues and percentage of total revenues, along with our adjusted gross margin, exclusive of depreciation and amortization, and related percentages of each of our product lines for the three and nine months ended September 30, 2018 and 2017. Adjusted gross margin is the difference between revenue and cost of sales, exclusive of depreciation and amortization.

	Revenue				Adjusted Gross Margin(1)
	Three months ended September 30,				Three months ended September 30,
	2018		2017		2018		2017
	(in thousands)
Rental	$12,039	73%	$11,292	71%	$6,676	55%	$6,959	62%
Sales	3,947	24%	4,256	27%	866	22%	1,019	24%
Service & Maintenance	410	3%	365	2%	303	74%	275	75%
Total	$16,396		$15,913		$7,845	48%	$8,253	52%

	Revenue				Adjusted Gross Margin(1)
	Nine months ended September 30,				Nine months ended September 30,
	2018		2017		2018		2017
	(in thousands)
Rental	$34,937	71%	$34,634	68%	$19,675	56%	$21,378	62%
Sales	13,328	27%	15,300	30%	3,132	23%	2,895	19%
Service & Maintenance	1,053	2%	1,099	2%	780	74%	811	74%
Total	$49,318		$51,033		$23,587	48%	$25,084	49%

(1) For a reconciliation of adjusted gross margin to its most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Non-GAAP Financial Measures - Adjusted Gross Margin” below.

Non-GAAP Financial Measure - Adjusted Gross Margin: “Adjusted Gross Margin” is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Adjusted gross margin is included as a supplemental disclosure because it is a primary measure used by management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key operating components. Depreciation expense is a necessary element of costs and the ability to generate revenue and selling, general and administrative expense is a necessary cost to support operations and required corporate activities. Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company's performance. As an indicator of operating performance, adjusted gross margin should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. Adjusted Gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted gross margin in the same manner.

The reconciliation of operating income to adjusted gross margin is as follows:

	Three months ended September 30,		Nine months ended September 30,
	(in thousands)		(in thousands)
	2018	2017	2018	2017
Operating (Loss) Income	$(44)	$593	$532	$1,350
Depreciation and amortization	5,536	5,320	16,372	15,958
Selling, general, and administration expenses	2,353	2,340	6,683	7,776
Adjusted Gross Margin	$7,845	$8,253	$23,587	$25,084

Non GAAP Financial Measures - Adjusted EBITDA: Adjusted EBITDA: “Adjusted EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. Adjusted EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, Adjusted EBITDA gives the investor information as to the cash generated from the operations of a business. However, Adjusted EBITDA is not a measure of financial performance under accounting principles GAAP, and should not be considered a substitute for other financial measures of performance. Adjusted EBITDA as calculated by NGS may not be comparable to Adjusted EBITDA as calculated and reported by other companies. The most comparable GAAP measure to Adjusted EBITDA is net income.

The reconciliation of net income to Adjusted EBITDA and gross margin is as follows:

	Three months ended September 30,		Nine months ended September 30,
	(in thousands)		(in thousands)
	2018	2017	2018	2017
Net income	$236	$522	$708	$1,149
Interest expense	4	7	10	11
(Benefit) Provision for income taxes	(100)	57	3	189
Depreciation and amortization	5,536	5,320	16,372	15,958
Adjusted EBITDA	$5,676	$5,906	$17,093	$17,307

Conference Call Details:

Teleconference: Thursday, November 8, 2018 at 10:00 a.m. Central (11:00 a.m. Eastern).  Live via phone by dialing 877-358-7306, pass code “Natural Gas Services”.   All attendees and participants to the conference call should arrange to call in at least 5 minutes prior to the start time.

Live Webcast: The webcast will be available in listen only mode via our website www.ngsgi.com, investor relations section.

Webcast Reply: For those unable to attend or participate, a replay of the conference call will be available within 24 hours on the NGS website at www.ngsgi.com.

Stephen C. Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing the financial results for the three and nine months ended September 30, 2018.

About Natural Gas Services Group, Inc. (NGS): NGS is a leading provider of gas compression equipment to the natural gas industry with a primary focus on the non-conventional gas and oil industry, i.e., coalbed methane, gas and oil shales and tight gas. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and flare systems for gas and oil production and plant facilities. NGS is headquartered in Midland, Texas with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas and service facilities located in major gas and oil producing basins in the U.S. Additional information can be found at www.ngsgi.com.

Cautionary Note Regarding Forward-Looking Statements:

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For More Information, Contact:	Alicia Dada, Investor Relations
(432) 262-2700 Alicia.Dada@ngsgi.com
www.ngsgi.com

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$63,267	$69,208
Trade accounts receivable, net of allowance for doubtful accounts of $405 and $569, respectively	8,116	8,534
Inventory	19,065	26,224
Prepaid income taxes	3,240	3,443
Prepaid expenses and other	1,436	817
Total current assets	95,124	108,226
Long-term inventory, net of allowance for obsolescence of $21 and $15, respectively	3,815	2,829
Rental equipment, net of accumulated depreciation of $161,094 and $145,851, respectively	173,891	167,099
Property and equipment, net of accumulated depreciation of $11,429 and $11,274, respectively	13,253	7,652
Goodwill	10,039	10,039
Intangibles, net of accumulated amortization of $1,727 and $1,632, respectively	1,432	1,526
Other assets	1,198	939
Total assets	$298,752	$298,310
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,424	$4,162
Accrued liabilities	3,447	3,106
Deferred income	134	185
Total current liabilities	5,005	7,453
Line of credit, non-current portion	417	417
Deferred income tax liability	32,296	32,163
Other long-term liabilities	1,227	958
Total liabilities	38,945	40,991
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01; 13,001 and 12,880 shares issued and outstanding, respectively	130	129
Additional paid-in capital	107,104	105,325
Retained earnings	152,573	151,865
Total stockholders' equity	259,807	257,319
Total liabilities and stockholders' equity	$298,752	$298,310

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Rental income	$12,039	$11,292	$34,937	$34,634
Sales	3,947	4,256	13,328	15,300
Service and maintenance income	410	365	1,053	1,099
Total revenue	16,396	15,913	49,318	51,033
Operating costs and expenses:
Cost of rentals, exclusive of depreciation and amortization stated separately below	5,363	4,333	15,262	13,256
Cost of sales, exclusive of depreciation and amortization stated separately below	3,081	3,237	10,196	12,405
Cost of service and maintenance	107	90	273	288
Selling, general, and administrative expense	2,353	2,340	6,683	7,776
Depreciation and amortization	5,536	5,320	16,372	15,958
Total operating costs and expenses	16,440	15,320	48,786	49,683
Operating (loss) income	(44)	593	532	1,350
Other income (expense):
Interest expense	(4)	(7)	(10)	(11)
Other income, net	184	(7)	189	(1)
Total other income (expense), net	180	(14)	179	(12)
Income before provision for income taxes	136	579	711	1,338
Income tax (benefit) expense	(100)	57	3	189
Net income	$236	$522	$708	$1,149
Earnings per share:
Basic	$0.02	$0.04	$0.05	$0.09
Diluted	$0.02	$0.04	$0.05	$0.09
Weighted average shares outstanding:
Basic	12,977	12,838	12,953	12,825
Diluted	13,254	13,117	13,228	13,102

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Nine months ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$708	$1,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,372	15,958
Deferred income taxes	133	(3,233)
Stock-based compensation	1,729	3,231
Bad debt (recovery) allowance	(137)	70
Gain on sale of assets	(49)	(49)
Loss (gain) on company owned life insurance	15	(35)
Changes in operating assets and liabilities:
Trade accounts receivables, net	555	145
Inventory	6,307	(1,305)
Prepaid expenses and prepaid income taxes	(416)	(1,012)
Accounts payable and accrued liabilities	(2,397)	1,927
Deferred income	(51)	(2,040)
Other	267	578
NET CASH PROVIDED BY OPERATING ACTIVITIES	23,036	15,384
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(28,815)	(5,892)
Purchase of company owned life insurance	(237)	(571)
Proceeds from sale of property and equipment	49	49
NET CASH USED IN INVESTING ACTIVITIES	(29,003)	(6,414)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments from other long-term liabilities, net	(25)	(13)
Proceeds from exercise of stock options	680	517
Taxes paid related to net share settlement of equity awards	(629)	(644)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	26	(140)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,941)	8,830
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	69,208	64,094
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$63,267	$72,924
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$10	$11
Income taxes paid	$66	$4,288
NON-CASH TRANSACTIONS
Transfer of rental equipment components to inventory	$144	$48